Exhibit 15.2

November 30, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 22, 2003 on our review of interim financial information of WellPoint Health Networks Inc. (the “Company”) for the three month periods ended September 30, 2003 and 2002 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2003 is incorporated by reference in this Current Report on Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP